The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Corporation Appoints 12th Independent Director,
Names 2020 Director Nominees

Cincinnati, November 15, 2019 - Cincinnati Financial Corporation (Nasdaq: CINF) announced that the board of director’s at today’s regular meeting added a 16th seat, appointing Thomas J. Aaron, CPA, to the board as an independent director and as a member of its audit committee, effective immediately.

Aaron, age 57, is executive vice president and chief financial officer of Community Health Systems Inc., one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Prior to joining Community Health Systems in 2016, Aaron worked at Deloitte, providing consulting services in auditing and merger and acquisition strategy.

Aaron began his 32-year career with Deloitte serving clients in the property casualty insurance and reinsurance industry. He later transitioned his audit focus to large, national healthcare organizations and became Deloitte’s Tennessee managing partner. Aaron earned a Bachelor of Science degree in accounting from the University of Kentucky.

An engaged and participative board member, Aaron has learned the attributes of highly effective boards. He’s applied these best practices during his time as co-chair of Deloitte’s nominating committee and on nonprofit boards such as the Nashville Area Chamber of Commerce and the University of Kentucky’s Masters of Accounting Advisory Board.

“Tom brings to our board his substantial financial expertise and knowledge of the investment analyst community,” commented Kenneth W. Stecher, chairman of the board. “This addition complements the many strengths of the 15 directors who continue on our board at this time.”

Steven J. Johnston, president and chief executive officer, continued: “Just as important, adding Tom at this time helps keep us in good shape to continue serving shareholders when two current directors do not stand for reelection next May, according to our corporate governance guideline on director age.”

Johnston noted that Chairman Kenneth W. Stecher and director Gregory T. Bier will not stand for reelection at the May 2020 annual meeting of shareholders in addition to the previously announced director, W. Rodney McMullen. “Our board and shareholders have benefited for far longer than the 11 years Ken has served as a director from his superb business acumen and the deep company knowledge he gained over his more than 50 years with Cincinnati Insurance. For the past 18 years, we have had the benefit of Rodney’s independent business perspective and his experience with large, public companies. And, we have enjoyed Greg’s deep accounting expertise and knowledge of SEC reporting best practices since 2006. We thank these gentlemen for their roles in helping the company fulfill our promises, building a foundation for growth and stability that should benefit our shareholders, agents, policyholders, associates and community far into the future.”

The board also announced that it reduced its size to 13 members as of the next annual meeting of shareholders scheduled for May 2, 2020, and nominated the slate of director candidates who will stand for reelection at that meeting: Thomas J. Aaron, William F. Bahl, Linda W. Clement-Holmes, Dirk J. Debbink, Steven J. Johnston, Kenneth C. Lichtendahl, Jill P. Meyer, Esq., David P. Osborn, Gretchen W. Price, Thomas R. Schiff, Douglas S. Skidmore, John F. Steele, Jr. and Larry R. Webb.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                            Street Address:
P.O. Box 145496                                6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2018 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 33.
Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

•	Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance

•	Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates

•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value

•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:

◦	Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)

◦	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

◦	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities

•	Our inability to integrate Cincinnati Global and its subsidiaries into our on-going operations, or disruptions to our on-going operations due to such integration

•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies

•
Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws

•	Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products

•
Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness

•	Increased competition that could result in a significant reduction in the company’s premium volume

•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

•
Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers

•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability

•	Inability of our subsidiaries to pay dividends consistent with current or past levels

•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

◦	Downgrades of the company’s financial strength ratings

◦	Concerns that doing business with the company is too difficult

◦	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

◦	Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace

•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:

◦	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates

◦	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

◦	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

◦
Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

◦	Increase our provision for federal income taxes due to changes in tax law

◦	Increase our other expenses

◦	Limit our ability to set fair, adequate and reasonable rates

◦	Place us at a disadvantage in the marketplace

◦	Restrict our ability to execute our business model, including the way we compensate agents

•	Adverse outcomes from litigation or administrative proceedings

•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
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